EXHIBIT 10.2

AMCON DISTRIBUTING COMPANY

2007 OMNIBUS INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

Date of Grant:

Number of Shares to Which Option Relates:

Option Exercise Price per Share:
(Representing 100% of the Fair Market Value on the Date of Grant)

This Agreement dated             , 20    , is made by and between AMCON Distributing Company, a Delaware corporation (the “Company”), and                        (the “Optionee”).

RECITALS:

A. Effective April 17, 2007, the Company’s stockholders approved the AMCON Distributing Company 2007 Omnibus Incentive Plan (the “Plan”) pursuant to which the Company may, from time to time, grant options to key employees and non-employee directors of the Company to purchase shares of the Company’s common stock.

B.  The Optionee is an employee of the Company and the Company desires to grant to the Optionee an incentive stock option to purchase shares of the Company’s common stock on the terms and conditions reflected in this Option Agreement, the Plan and as otherwise established by the Committee.

AGREEMENT:

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.  Incorporation of Plan.  All provisions of this Option Agreement and the rights of the Optionee are subject in all respects to the provisions of the Plan and the powers of the Committee therein provided.  Capitalized terms used in this Option Agreement but not defined will have the meaning set forth in the Plan.

2.  Grant of Incentive Stock Option.  As of the Date of Grant identified above, the Company grants the Optionee, subject to this Agreement and the Plan, the right, privilege and option (the “Option”) to purchase, in one or more exercises, all or any part of that number of Shares of Stock identified above opposite the heading “Number of Shares to Which Option Relates” (the “Option Shares”), at the per Share price specified above opposite the heading “Option Exercise Price per Share”.  This Option is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code, and shall be so construed; provided, however, that nothing in this Agreement shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that this Option is or will be determined to be an “incentive stock option” within such section or any other section of the Code.

3.  Consideration to the Company.  In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services as an employee of the Company.  Nothing in this Agreement or in the Plan will confer upon the Optionee any right to continue as an employee of the Company or will interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate the Optionee’s employment with the Company at any time for any reason whatsoever, with or without cause.

4.  Exercisability of Option.  During the Optionee’s lifetime, this Option may be exercised only by the Optionee.  This Option, except as specifically provided elsewhere under the terms of the Plan, shall vest and become exercisable as follows:

Years Elapsed from Date of Grant	Percentage Exercisable
1 Year	20%
2 Years	40%
3 Years	60%
4 Years	80%
5 Years or More	100%

For purposes of this Section 4, a year shall mean a period of 365 days (or 366 days in the event of a leap year).  Notwithstanding the above Option vesting schedule, this Option will become fully exercisable upon the Optionee’s death or Disability provided the Option has not otherwise expired, been cancelled or terminated.

5.  Method of Exercise.  Provided this Option has not expired, been terminated or cancelled in accordance with the terms of the Plan, the portion of this Option which is otherwise exercisable pursuant to Section 4 may be exercised in whole or in part, from time to time by delivery to the Company or its designee a written notice which will:

(a)          set forth the number of Shares with respect to which the Option is to be exercised;

(b)         if the person exercising this Option is not the Optionee, be accompanied by satisfactory evidence of such person’s right to exercise this Option; and

(c)          be accompanied by payment in full of the Option Exercise Price in the form of cash, or a certified bank check made payable to the order of the Company or any other means allowable under the Plan which the Company in its sole discretion determines will provide legal consideration for the Shares.

6.  Expiration of Option.  Unless terminated earlier in accordance with the terms of this Option Agreement or the Plan, the Option granted herein will expire at 5:00 P.M., Central Time, on the 10th Anniversary of the Date of Grant (the “Expiration Date”).  If the Expiration Date is a day on which the Company is not open for business, then the Option granted herein will expire, unless earlier terminated in accordance with the terms of this Option Agreement or the Plan, at 5:00 P.M., Central Time, on the first business day before such Expiration Date.

7.  Effect of Separation from Service.  If the Optionee ceases to be an employee of the Company for any reason, including cessation by death or Disability, the effect of such termination of employment on all or any portion of this Option is as provided below.  Notwithstanding anything below to the contrary, in no event may the Option be exercised after the Expiration Date.

(a)          If the Optionee’s employment is terminated for Cause, the Option will immediately be forfeited as of the time of such termination.

(b)         If the Optionee ceases to be an employee of the Company due to the Optionee’s resignation or termination of employment by the Company not for Cause, the portion of this Option which was otherwise exercisable pursuant to Section 4 on the date of such termination of employment may be exercised by the Optionee at any time prior to 5:00 P.M., Central Time, on the ninetieth (90th) calendar day following the effective date of the Optionee’s termination of employment.  If such ninetieth (90th) day is not a business day, then the Option will expire at 5:00 P.M., Central Time, on the first business day immediately following such ninetieth (90th) day.

(c)          If the Optionee ceases to be an employee of the Company due to the Optionee’s death or Disability, the Option may be exercised by the Optionee at any time prior to 5:00 P.M., Central Time, on the 365th calendar day following the effective date of the Optionee’s termination of employment.  If such 365th day is not a business day, then the Option will expire at 5:00 P.M., Central Time, on the first business day immediately following such 365th day.

8.  Notices.  Any notice to be given under the terms of this Agreement to the Company will be addressed to the Secretary of the Company at AMCON Distributing Company, 7405 Irvington Road, Omaha, Nebraska 68122, and any notice to be given to the

Optionee will be addressed to him or her at the address given beneath his or her signature hereto.  By a notice given pursuant to this Section 8, either party may hereafter designate a different address for notices to be given to him or her.  Any notice which is required to be given to the Optionee will, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 8.  Any notice will be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

9.  Nontransferability.  Except as otherwise provided in this Agreement or in the Plan, the Option and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to execution, attachment, or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option, or of any right or privilege conferred hereby, or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, contrary to the provisions hereby, this Option and the rights and privileges conferred hereby will immediately become null and void.

10.  Status of Optionee.  The Optionee shall not be deemed a stockholder of the Company with respect to any of the Shares subject to this Option, except for those Shares that have been purchased and issued to him or her.  The Company shall not be required to issue or transfer any certificates for Shares purchased upon exercise of this Option until all applicable requirements of law have been complied with and, if applicable, such Shares shall have been duly listed on any securities exchange on which the Shares may then be listed.

11.  Notice of Disqualifying Disposition.  In order to enable the Company to avail itself of any income tax deduction to which it may be entitled, the Optionee shall notify the Company of his or her intent to dispose of any of the Shares purchased pursuant to this Option within two (2) years from the Date of Grant and one (1) year from the date of exercise of the Option.  Promptly after such disposition the Optionee shall notify the Company of the number of shares of Stock disposed of, the dates of acquisition and disposition of such shares, and the consideration, if any, received on such disposition.

12.  Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

13.  Amendment.  This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

14.  Investment Intent.

(a)  This Agreement is granted to, and the shares issuable upon exercise of this Option will be issued to the Optionee, in reliance on the exemption from registration provided in Section 4(2) of the Securities Act and Regulation D promulgated thereunder.  Any stock certificates issued upon exercise of this Option may bear the following legend and stop transfer instructions may be given to the transfer agent for the Company’s common stock that are consistent with such legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws.  These shares have been acquired for investment and not with a view to distribution or resale, and may not be sold, pledged, hypothecated, donated or otherwise transferred, whether or not for consideration, without an effective registration statement under the Act, and any applicable state securities laws, or an opinion of counsel satisfactory to the Corporation that such registration is not required with respect to the proposed disposition thereof and that such disposition will not cause the loss of the exemption upon which the Corporation relied in selling such shares to the original purchaser.

(b)  The Company may, but in no event shall be required to, bear any expenses of complying with the 1933 Act, other applicable securities laws or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification, or transfer, as the case may be, of this Option or any Common Stock acquired upon the exercise thereof. The foregoing restrictions on the transfer of the Common Stock will be inoperative if (i) the Company has been furnished with an opinion of counsel, satisfactory to it, stating that the transfer will not involve any violation of the Securities Act and other applicable securities laws or (ii) the Common Stock has been duly registered in compliance with the Securities Act and other applicable securities laws.

15.  Governing Law.  The laws of the State of Delaware will govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

16.  Binding Effect.  Except as expressly stated herein to the contrary, this Agreement will be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

This Agreement has been executed and delivered by the parties hereto.

The Company:	The Optionee:

AMCON Distributing Company

By:

Name:

Title:	Address of the Optionee:

SCHEDULE OF AWARDS

In April 2010, the following stock option awards were made to key personnel of AMCON Distributing Company utilizing the foregoing form of Incentive Stock Option Agreement, which awards are summarized below.  In the event that any future awards are made utilizing the foregoing form of Incentive Stock Option Agreement, AMCON Distributing Company undertakes to provide disclosure concerning such awards to the extent that it is required to do so under the Securities Exchange Act of 1934, or the rules and regulations there under.

Name	Shares Granted (1)
Clem O’ Donnell	500
Chuck Schmaderer	500
Dennis Herweyer	500
Glenn Berger	500
Rick Vance	500
Bill Bailey	500
Chuck Fosnaugh	500
Dan Johnson	500
Dave Clem	500
John Job	500
Clifford Ginn	500
Mark Parette	500

(1)   Shares were granted on April 27, 2010 and vest 20% annually on April 27, 2011 through April 27, 2015.